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                           GATX FINANCIAL CORPORATION

                                    BY-LAWS


                                   ARTICLE I

                            MEETINGS OF STOCKHOLDERS


SECTION 1. If required by applicable law, annual meetings of the stockholders for the election of directors shall be held at such date, time and place, either within or without the State of Delaware, as may be designated from time to time by resolution of the board of directors, and stated in the notice of the meeting. Meetings of stockholders for any other purpose or purposes may be held at such date, time and place, either within or without the State of Delaware, as may be designated from time to time by resolution of the board of directors and stated in the notice of the meeting.

SECTION 2. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the corporation.

SECTION 3. The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 4. Special meetings of the stockholders for any purpose or purposes may be called by the chair of the board or the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.


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SECTION 5. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, these by-laws or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power, by a majority in voting power thereof, to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 7. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the then outstanding stock having voting power present in person or represented by proxy and entitled to vote thereon shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the certificate of incorporation a different vote is required in which case such express provision shall govern and control the decision of such question.

SECTION 8. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the corporation a revocation of the proxy or a new proxy bearing a later date.

SECTION 9. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be




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necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

                                   ARTICLE II

                                   DIRECTORS

SECTION 1. The board of directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the board of directors. Except as permitted by applicable law or as provided in Section 2 of this Article, the directors shall be elected at the annual meeting of the stockholders, and each director elected shall hold office until his or her successor is duly elected and qualified, subject to such director's earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the corporation. Directors need not be stockholders.

SECTION 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the expiration of the term of office of the directors whom they have replaced or until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

SECTION 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.



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SECTION 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware as the board of directors may from time to time determine.

SECTION 5. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

SECTION 6. Special meetings of the board may be held at any time or place whenever called by the chair of the board or the president on two days' notice to each director; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of at least two directors.

SECTION 7. At all meetings of the board, one-half of the number of directors shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law, these by-laws or the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 8. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

SECTION 9. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. At all meetings of a committee, one-half the number of the members thereof shall constitute a quorum for the transaction of business and the vote of a majority of the member present at a meeting at which there is a quorum shall be the act of the committee, except as otherwise specifically provided by law, these by-laws or the certificate of incorporation. Any such committee to the extent permitted by law and to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.




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SECTION 10. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

SECTION 11. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 12. (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have any financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meetings of the board of directors or a committee thereof which authorizes the contract or transaction, or solely because the director or officers votes are counted for such purpose, if:

                  (1) the material facts as to the director's or officer's interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                  (2) the material facts as to the director's or officer's interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                  (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified, by the board of directors, a committee thereof, or the stockholders.

                  (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

SECTION 13. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.





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SECTION 14. Meetings of the board of directors shall be presided over by the chair of the board, if any, or in the chair's absence by the vice chair of the board, or in his or her absence by the president, or in their absence by a chair chosen at the meeting. The secretary shall act as secretary of the meeting, but in the secretary's absence, the chair of the meeting may appoint any person to act as secretary of the meeting.


                                   ARTICLE III

                                     NOTICES

SECTION 1. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice to directors may be given by telegram, telecopier, telephone or other means of electronic transmission

SECTION 2. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.


                                   ARTICLE IV

                                    OFFICERS

SECTION 1. Except as otherwise permitted by these by-laws, the officers of the corporation shall be chosen by the board of directors and shall be a chair of the board, a president, a vice president, a secretary, and a treasurer. The board of directors may also choose a vice chair (who shall have such duties as may from time to time be assigned by the board and the chief executive officer), additional vice presidents, a controller and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide. The board may delegate to any officer the power to choose and remove subordinate officers, namely, assistant vice presidents, assistant secretaries, assistant treasurers, and agents or employees.

SECTION 2. The officers of the corporation shall have such powers and duties in the




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management of the corporation as may be prescribed in these by-laws or in a resolution of the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to control of the board of directors. The board of directors may appoint such other officers as it shall deem necessary who shall hold their offices for such terms and shall have such powers and duties in the management of the corporation as may be prescribed in these by-laws or in a resolution of the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to control of the board of directors. The board of directors may designate any officer as chief executive officer of the corporation.

SECTION 3. The board of directors, the chair of the board, the vice chair of the board and the president shall each have the power to chose, as officers of the corporation, presidents of any divisions of the corporation. The chair of the board, the vice chair of the board, the president and, for each division of the corporation, the president of such division, shall each have the power to choose such officers of the corporation as any of them shall deem necessary for the operation of divisions of the corporation, with such titles as appropriately reflect the authority and responsibility of such officers within such divisions, including, without limitation, one or more executive vice presidents, senior vice presidents, managing directors, vice presidents and controllers of a division. Such choices shall be evidenced in writing and filed with the minutes of this corporation. Such officers shall hold their offices for such terms as provided by the person appointing them. Such officers shall have such powers and duties in the management of the division of the corporation to which they were appointed as may be prescribed in these by-laws, in a resolution of the board of directors or are assigned to them by any of the officers granted the power to choose such divisional officers and, to the extent not so provided, as generally pertain to their respective office, subject to the control of the board of directors.

SECTION 4. The officers of the corporation shall hold office until their successors are elected and qualified or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any officer whether elected, chosen or appointed by the board of directors, chosen by any officer of the corporation in accordance with these by-laws or otherwise may be removed with or without cause at any time by the affirmative vote of a majority of the board of directors, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. In addition of the foregoing, any officer chosen by an officer of the corporation in accordance with these by-laws may be removed with or without cause at any time by the person appointing such officer, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any vacancy occurring in any office of the corporation may be filled by the board of directors.

SECTION 5. In addition to the duties assigned to the chair of the board by these by-laws, the chair of the board shall perform all duties customarily incident to the office of chair of the board and such other duties as may from time to time be assigned to the chair by the board of directors. The chair shall, if present, preside at all meetings of the stockholders and of the board of directors.





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SECTION 6. The president shall be a United States citizen and, in addition to the powers and duties assigned to the president by these by-laws, shall perform all duties customarily incident to the office of president and such other duties as may from time to time be assigned to the president by the board of directors or the chair of the board. In case of the absence or inability to act of the chair of the board, the president shall perform the duties of the chair of the board and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chair of the board.

SECTION 7. In the absence of the president or in the event of the president's inability or refusal to act, the vice president chosen in accordance with
Section I of Article IV, (or in the event there be more than one such vice president, the vice presidents in the order designated by the board of directors or in the absence of any designation, then in the order of their years of continuous service in such office) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president, provided, however, no vice president who is not a citizen of the United States shall assume the office of president or chief executive officer or act in the president's or chief executive officer's absence or inability or refusal to act or be empowered to take any action, unless the corporation shall have been advised prior thereto by the Maritime Administration that the assumption of such office by such person or the taking or any such action by such person is not prohibited by statute. The vice presidents shall perform such other duties and have such other powers as the board of directors, the chair of the board, or the president may from time to time prescribe.

SECTION 8. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the chair of the board or president. The secretary shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer's signature.

SECTION 9. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their years of continuous service in such office), shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

SECTION 10. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to



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the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors, or a committee thereof.

SECTION 11. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers or such disbursements, and shall render to the chair of the board, president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation.

SECTION 12. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their years of continuous service in such office), shall, in the absence of the treasurer or in the event of the treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, the chair of the board, or the president may from time to time prescribe.

SECTION 13. Each officer of this corporation, including, without limitation, the president, any vice president, any managing director, and the treasurer, and each equivalent officer of any division of this corporation, but excluding assistant officers, is authorized to execute and deliver for, on behalf of and in the name of the corporation any document or agreement, including without limitation, any contract, bond, conveyance, mortgage, lease, or power of attorney whether under the seal of the corporation or otherwise.


                                    ARTICLE V

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 3, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the board of directors of the corporation.



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SECTION 2. The corporation shall pay the expenses (including attorneys' fees)
incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article V or otherwise.

SECTION 3. If a claim for indemnification or advancement of expenses under this
Article V is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 4. The rights conferred on any Covered Person by this Article V shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 5. The corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

SECTION 6. Any repeal or modification of the foregoing provisions of this
Article V shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

SECTION 7. This Article V shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.


                                   ARTICLE VI

                              CERTIFICATES OF STOCK

SECTION 1. Every holder of stock in the corporation shall be entitled to have a certificate,



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signed by, or in the name of the corporation by, the chair of the board or the vice chair of the board, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. Any or all of the signatures on the certificates may be by facsimile. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 2. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 3. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date: (a) in the case of determination





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of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the board of directors; and (c) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (x) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (y) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the board of directors is required by law, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action; and
(z) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.


SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                  ARTICLE VII

                                   DIVIDENDS

SECTION 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet




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contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


                                  ARTICLE VIII

                         AMENDMENTS, GENERAL PROVISIONS

SECTION 1. These by-laws may be altered, amended or repealed, and new by-laws made, by the board of directors, but the stockholders may make additional by-laws and may alter and repeal any by-laws whether adopted by them or otherwise.

SECTION 2. All checks or demands for authority shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

SECTION 3. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SECTION 4. The corporate seal shall have inscribed thereon the name of the corporation, and shall be in such form as may be approved from time to time by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.



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